EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-210269, 333-152578, 333-106363, 333-98293, and 333-91596 on Form S-8 of FNB Bancorp of our report dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this annual Report on Form 10-K of FNB Bancorp for the year ended December 31, 2017.

/s/ Moss Adams LLP

Sacramento, California

March 13, 2018

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